UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2015 (January 1, 2015)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Effective January 1, 2015, the Compensation Committee of the Board of Directors of Northrim BanCorp, Inc. (the “Company”) and its wholly owned subsidiary, Northrim Bank (the “Bank’) (collectively the “Employer”) deemed it appropriate that the Employer and each of the following named executive officers of the Employer, R. Marc Langland, Chairman, Joseph M. Beedle, President and Chief Executive Officer, Latosha M. Frye, Senior Vice President and Chief Financial Officer, Joseph M. Schierhorn, Executive Vice President, Chief Operating Officer and Corporate Secretary, and Steven L. Hartung, Executive Vice President and Chief Credit Officer, enter into a new employment agreement under which the provisions and terms remain, essentially, the same as their respective employment agreements that were in effect at December 31, 2014, except for certain changes to the employment agreements with Messrs. Langland, Beedle, Schierhorn, and Hartung and Ms. Frye discussed below.

The new employment agreements between each of Messrs. Beedle, Schierhorn, and Hartung and Ms. Frye and the Employer reflect the following changes: (i) an increase the base salary multiple payable in the event of a change-of-control from one times such executive’s highest base salary over the prior three years to two times such amount; and (ii) to add an amount equal to two times the average of such executive’s profit share received in the prior three years to be paid in the event of a change-of-control; The new employment agreements between each of Messrs. Langland, Beedle, Schierhorn, and Hartung and Ms. Frye and the Employer also change the length of time during which the Employer will provide continuing health and dental benefits from 18 months to two years, in the event of a change-of-control or termination without cause or for good reason. Finally, The new employment agreements between each of Messrs. Langland, Beedle, Schierhorn, and Hartung reflect the deletion of the car allowances previously granted to these executives.

In addition, the terms of the Mr. Langland’s new employment agreement provide for a change in Mr. Langland’s title solely to Chairman of the Employer, as well as, an adjustment in Mr. Langland’s base salary to $100,000. Mr. Beedle’s new employment agreement provide for a change in Mr. Beedle’s title to President and Chief Executive Officer of the Employer, as well as, an adjustment in Mr. Beedle’s base salary to $290,000. The terms of Ms. Frye’s new employment agreement provide for an annual contribution to the Employer’s supplemental executive retirement plan equal to five percent of her base salary. The terms of Mr. Schierhorn’s new employment agreement provide for an adjustment in Mr. Schierhorn’s base salary to $269,954. The terms of Mr. Hartung’s new employment agreement provide for an adjustment in Mr. Hartung’s base salary to $253,148. Each of the new employment agreements has an initial term ending on December 31, 2015, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

Copies of the new employment agreements in their entirety for Mr. Langland, Mr. Beedle, Ms. Frye and Messrs. Schierhorn and Hartung are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements - not applicable.

(a)	Proforma financial information - not applicable.

(b)	Shell company transactions - not applicable.

(d) Exhibit No.	Description

10.1	Employment agreement with R. Marc Langland dated January 1, 2015
10.2	Employment agreement with Joseph M. Beedle dated January 1, 2015
10.3	Employment agreement with Latosha M. Frye dated January 1, 2015
10.4	Employment agreement with Joseph Schierhorn dated January 1, 2015
10.5	Employment agreement with Steven L. Hartung dated January 1, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

January 5, 2015	By:	/s/ Latosha Frye

Name: Latosha Frye
Title: SVP, CFO

Exhibit Index

Exhibit No.	Description

10.1	Employment agreement with R. Marc Langland dated January 1, 2015
10.2	Employment agreement with Joseph M. Beedle dated January 1, 2015
10.3	Employment agreement with Latosha M. Frye dated January 1, 2015
10.4	Employment agreement with Joseph Schierhorn dated January 1, 2015
10.5	Employment agreement with Steven L. Hartung dated January 1, 2015